UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	January 14, 2019

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 29, 2018, AmTrust Financial Services, Inc. (the “Company”) elected to exercise its optional redemption right to redeem all $234,257,000 aggregate principal amount of its outstanding 2.75% Convertible Senior Notes due 2044 (the “2044 Notes”) and instructed The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture, dated as of December 21, 2011, as supplemented by the Fourth Supplemental Indenture, dated as of December 15, 2014, and the Eighth Supplemental Indenture, dated as of November 29, 2018, governing the 2044 Notes, to issue a redemption notice to registered holders of the 2044 Notes. The date fixed for the redemption of the Notes was January 14, 2019 (the “Redemption Date”). The redemption price for the 2044 Notes is equal to $939.52 per $1,000.00 principal amount of the 2044 Notes redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. This redemption was funded using cash on hand along with borrowings under the Company’s credit agreement described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2018.

Item 9.01    Exhibits.

Exhibit No.	Description

4.1
Indenture, dated as of December 21, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 21, 2011).

4.2
Fourth Supplemental Indenture, dated as of December 15, 2014, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 11, 2014).

4.3	Eighth Supplemental Indenture, dated as of November 29, 2018, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	January 17, 2019

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary